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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the use of our report on the BNY Hamilton Funds, Inc. (consisting of the Equity Income Fund, Large Cap Growth Fund, Small Cap Growth Fund, International Equity Fund, Intermediate Government Fund, Intermediate Investment Grade Fund, Intermediate New York Tax Exempt Fund, Intermediate Tax Exempt Fund, Money Fund and Treasury Money Fund) dated February 11, 2000, incorporated by reference in this Registration Statement (Form N-1A No.33-47703).



                                           ERNST & YOUNG LLP

New York, New York
April 4, 2000